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                                                                     EXHIBIT 4-E

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          UNIMED PHARMACEUTICALS, INC.

                                    WARRANT
                                       TO
                             PURCHASE COMMON STOCK

                                                                 August 11, 1995

                        Not Transferable or Exercisable
                    Except Upon Conditions Herein Specified

                               __________________

     THIS CERTIFIES that, for value received, LABORATOIRES BESINS ISCOVESCO, S.A., a corporation organized under the laws of France (the "Holder"), is entitled to purchase from UNIMED PHARMACEUTICALS, INC, a Delaware corporation, SEVENTY TWO THOUSAND FIVE HUNDRED FIFTY (72,550) shares of the Company's Common Stock, par value $0.25 per share (subject to adjustment as set forth herein) at the Exercise Price (as hereinafter defined).

     1. Definitions. As used herein, the following terms shall have the following respective meanings:

            (a) "Common Stock" means the Company's common stock, par value $0.25 per share, and any stock into which such common stock may hereafter be changed.

            (b) "Company" means Unimed Pharmaceuticals, Inc., a Delaware corporation, and all successor corporations thereto.

            (c) "Exercise Shares" means the shares of the Company's Common Stock issuable upon exercise of this Warrant at the time of determination.

            (d) "Exercise Period" means the period commencing on the day after the date hereof, and ending on August 11, 2005, subject to earlier termination as provided in Section 3.

            (e) "Exercise Price" means $8.00 per share, subject to adjustment as provided in Section 5.

            (f) "Holder" means the person to whom this Warrant is issued.

            (g) "License Agreement" means that certain License Agreement, dated the date of this Warrant, between the Company and the Holder.

            (h) "Stock and Warrant Agreement" means that certain Stock and Warrant Agreement, dated as of August 11, 1995, between the Company and the Holder.


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     2. Exercise of Warrant.

           (a) The rights represented by this Warrant may be exercised during the Exercise Period in whole at any time, or in part from time to time, by delivery of the following to the Company at the office for notice as set forth in Section 10 (or at such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company):

                 (i) An executed Notice of Exercise in the form attached
            hereto;

                 (ii) Payment of the Exercise Price in cash or by good funds in
            Chicago, Illinois, by received and acknowledged wire transfer; and

                 (iii) This Warrant.

           (b) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the person entitled to receive the same, shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new warrant representing the number of Exercise Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Holder within such time.

           (c) The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     3. Termination of Warrant. This Warrant shall be automatically cancelled, and shall be of no further force or effect, upon the tenth (10th) anniversary of the date of issuance.

     4. Covenants of Company.

           (a) Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance thereof and payment therefor in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time the number of authorized but unissued shares of Common Stock or other securities shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities to such number of shares as shall be sufficient for such purposes.

           (i) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all



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      the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

           (ii) Notices of Record Date. In the event of any taking by the Company of a record of the holders or any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the record date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      5. Antidilution Provisions.

           (a) Adjustment of Exercise Price. The Exercise Price and the Exercise Shares shall be subject to adjustment from time to time as follows:

                 (i) Subdivision or Combination of Shares.  If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a subdivision or split-up of such outstanding shares, then, concurrently with the effectiveness of such subdivision or split-up, the Exercise Price shall be proportionately decreased. If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of such outstanding shares, then, concurrently with the effectiveness of such combination, the Exercise Price shall be proportionately increased. Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Exercise Shares (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                 (ii) Reclassification, Consolidation or Merger.  In case of any reclassification or change of outstanding Common Stock issuable upon the exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, of Common Stock issuable upon the exercise of this Warrant) the rights of the Holder of this Warrant shall be adjusted in the manner described below:

                       (A) In the event that the Company is the surviving
                  corporation, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon the exercise of this Warrant the Holder of this Warrant shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a stockholder of one share of Common Stock outstanding immediately prior to such reclassification, change, consolidation or merger. Such Warrant shall be deemed to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5.(a)(ii)(A) shall similar apply to successive reclassifications, changes, consolidations and mergers.


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                       (B) In the event that the Company is not the surviving
                  corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue to the Holder a new Warrant, providing that upon exercise of the purchase right thereof, the Holder thereof shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a stockholder of one share of Common Stock outstanding immediately prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
                  5. The provisions of this Section 5.(a)(ii)(B) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

           (b) Certain Dividends and Distribution. If the Company, at any time while this Warrant is outstanding, shall:

                 (i) Stock Dividends.  Pay a dividend payable in Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the stockholders of its Common Stock, for the purpose of receiving such dividend (or if no such record is taken, as of the date of such payment), to that price determined by multiplying the Exercise Price in effect immediately prior to such record date (or if not such record is taken, then immediately prior to such payment) by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend (plus, in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividend); or

                 (ii) Liquidating Dividends, etc.  Make a distribution of its assets to the stockholders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends, the Holder of this warrant shall, upon exercise of this warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such assets as would have been payable to such Holder as owner of that number of shares of Common Stock of the Company receivable by exercise of such warrant had such holder been the Holder of record of such Common Stock on the record date for such distribution.

                 (iii) Distributions of Securities.  Make any distribution of any securities on or with respect to Common Stock, other than a dividend or distribution of Common Stock, the Holder of this warrant shall, upon exercise of this warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon (and without payment of any additional consideration therefor other than any consideration, if any, required to be paid by the holders of Common Stock as a condition to the receipt of such securities), an amount of such securities equal to the amount of such securities as would have been distributed to such Holder as owner of that number of shares of Common Stock of the Company receivable by exercise of such warrant had such holder been the Holder of record of such Common Stock on the record date for such distribution.

                 (iv) Certificates as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price or the number of Exercise Shares or other securities issuable upon exercise of this Warrant, the Company at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting



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            forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Each such certificate shall be certified by the Chief Financial Officer of the Company. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (A) such adjustments and readjustment, (B) the Exercise Price for the Warrant held by such Holder at the time in effect, and (C) the number of shares of Exercise Shares and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant held by such Holder.

           (c) No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the exercise Price or in the number of Exercise Shares issuable upon its exercise.

           (d) Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant in whole or in part as a consequence of any adjustment of the Exercise Price pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuing any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     6. No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     7. No Transfer of Warrant. This Warrant is transferable only to a party to whom the Holder could transfer its rights under the Stock and Warrant Agreement, and upon any such transfer, the transferee shall be subject to the terms and conditions hereof.

     8. Restriction on Transfer of Exercise Shares. The Holder agrees that if the Holder exercises this Warrant, it shall not sell, assign, transfer or convey the Exercise Shares, or any right or interest in the Exercise Shares, to any person other than a person to whom it would transfer the Shares it received under the Stock and Warrant Agreement, and upon such transfer, the Exercise Shares shall be subject to the same restrictions, if any, to which such Shares received under the Stock and Warrant Agreement would be subject if they were also transferred.

     9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given at the time it is received if delivered personally or by facsimile transmission, mailed by registered or certified mail (return receipt requested, postage prepaid) or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


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     If to the Company:

     Unimed Pharmaceuticals, Inc.
     2150 East Lake Cook Road
     Buffalo Grove, Illinois  60089-1862
     U.S.A.
     Attention:  Stephen M. Simes, President
     Telecopier No.:  (708) 541-2533

     If to the Holder:

     Laboratoires Besins Iscovesco, S.A.
     5, Rue du Bourg l'Abbe
     75003 Paris
     France
     Attention:  Antoine Besins
     Telecopier No.:  33,1,42,77,14,62

            with a copy to:

     Besins Iscovesco U.S. Inc.
     620 Herndon Parkway
     Suite 200
     Herndon, Virginia  22073-3840
     Attention:  Jay Bua
     Telecopier No.:  (703) 478-0959

     11. Subject to Stock and Warrant Agreement. This Warrant is issued under, and is subject to, the terms and conditions of the Stock and Warrant Agreement. In the event of any inconsistency between this Warrant and the Stock and Warrant Agreement, the terms of the Stock and Warrant Agreement shall govern. Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Stock and Warrant Agreement.

     IN WITNESS WHEREOF, UNIMED PHARMACEUTICALS, INC. has caused this Warrant to be executed by its duly authorized office all as of the day and year first above written.

                                    UNIMED PHARMACEUTICALS, INC., a Delaware corporation



                                    By:  _________________________________
                                         Stephen M. Simes, President









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                         NOTICE OF EXERCISE OF WARRANT
                  [To be signed only upon exercise of Warrant]

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the right of purchase represented by such Warrant for, and to purchase thereunder, _________________________Exercise Shares, as that term is defined in the Warrant, and hereby makes payment of $___________________in full payment of the aggregate purchase price for such shares. The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to, _________________________, whose address is
_______________________________.

Dated:____________________

                                    ____________________________________________
                                    (Signature)


                                    ____________________________________________
                                    (Address)














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